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                                                                   Exhibit 23(i)





                        Consent of Independent Auditors



We consent to the reference of our firm under the caption "Independent Auditors" and to the use of our report dated February 18, 1998 in Pre Effective Amendment No. 1 to the Registration Statement (form S-1 File No. 333-31491) of the Manufacturers Life Insurance Company of New York (formerly First North American Life Assurance Company and hereinafter referred to as the Company).



Our audit also included the financial statement schedules of the Company listed in Item 16(b). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.





                                                   ERNST & YOUNG L.L.P.




Boston, Massachusetts
July 24, 1998